UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AXT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Attached hereto is a letter from AXT, Inc. (the “Company”) to Company stockholders of record as of March 20, 2026 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2026 Annual Meeting of Stockholders, which was held on May 14, 2026 and adjourned until June 4, 2026. The letter, and the related proxy card, was mailed on or after the date of this filing.

The letter supplements the Definitive Proxy Statement and the Definitive Additional Materials filed with the SEC on March 31, 2026, and the Definitive Additional Materials filed with the SEC on May 15, 2026.

AXT Inc. Announces Adjournment of Annual Meeting of Stockholders

AXT Inc. (“AXT”) announced that its Annual Meeting of Stockholders (the “Annual Meeting”) held on May 14, 2026 has been adjourned to June 4, 2026 to allow stockholders with additional time to vote.

As of the date of this letter, your shares of AXT currently remains unvoted.

We urge our stockholders who have not yet voted their shares to please do so. This will help save us further solicitation costs and ensure that your important vote is represented.

Please vote your shares of AXT common stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

●	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

●	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

●	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 1-866-206-7723 or by emailing AXTI@AllianceAdvisors.com.

We thank you for your continued support of AXT.

Sincerely,

/s/ Gary L. Fischer
Gary L. Fischer
Chief Financial Officer and Corporate Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.